UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 13, 2007

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA	19044

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 938-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
AMENDMENT TO ADVISORY AND NON-COMPETITION AGREEMENT
On June 13, 2007, Toll Brothers, Inc. (the “Company”) and Mr. Bruce E. Toll executed an Advisory and Non-Competition Agreement Amendment (the “Amendment”), which amends the Advisory and Non-Competition Agreement between the Company and Mr. Toll, effective November 1, 2004 (the “Agreement”). The Agreement provides, among other things, that (a) the Company will employ Mr. Toll as Special Advisor to the Chairman for a period of three years at compensation of $675,000 per year, (b) he will be paid $675,000 for each of three years following the term (or termination) of the Agreement so long as he does not violate certain non-competition and other provisions, and (c) he will be entitled to group health insurance of the type and amount currently being provided to Company executives. The Agreement is scheduled to expire on October 31, 2007; the Amendment extends the term of the Agreement until October 31, 2010. Except for a technical correction, the Amendment does not change or alter any other provisions of the Agreement. The foregoing description is qualified in its entirety by reference to the provisions of the Amendment a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
The following exhibit is filed as part of this Current Report on Form 8-K:

EXHIBIT NO.:	DESCRIPTION
10.1*	Advisory and Non-Competition Agreement Amendment, dated as of June 13, 2007, between Toll Brothers, Inc. and Bruce E. Toll
* filed electronically herewith.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.
Dated: June 18, 2007	By:	Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Advisory and Non-Competition Agreement Amendment, dated as of June 13, 2007, between Toll Brothers, Inc. and Bruce E. Toll.